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                                                                    EXHIBIT 99.3

PROXY

                        THE CHASE MANHATTAN CORPORATION

THIS PROXY IS SOLICITED FROM YOU BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS OF THE CHASE MANHATTAN CORPORATION ON DECEMBER __, 2000.

     You, the undersigned stockholder, appoint each of Dina Dublon, John J. Farrell and Frederick W. Hill your attorney-in-fact and proxy, with full power of substitution, to vote on your behalf shares of Chase Common Stock that you would be entitled to vote at the Special Meeting of Stockholders to be held December __, 2000, and any adjournment or postponement of the Meeting, with all powers that you would have if you were personally present at the Meeting on the following proposal more fully described in the Joint Proxy Statement-Prospectus for the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED BY YOU AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS. IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

     VOTING BY MAIL. If you wish to vote by mailing this proxy, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such.

     VOTING BY INTERNET OR TELEPHONE. If you wish to vote by Internet or telephone, please follow the instructions below.

     CHASE EMPLOYEES. If you are a current or former employee of Chase and have an interest in Common Stock through the 401(k) Savings Plan, your proportionate interest as of the latest available valuation date is shown on this card and your vote will provide voting instructions to the Trustee of the Plan. If no instructions are given, the Trustee will vote the shares pursuant to the terms of the Savings Plan.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY INTERNET OR TELEPHONE.

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                                        YOUR VOTE IS IMPORTANT!

                                   YOU CAN VOTE IN ONE OF THREE WAYS:
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                              1. Vote by Internet at our Internet Address:
[CHASE LOGO]
                                 http://www.eproxy.com/CMBSP/

                                 If you wish to access future stockholder communications on-line instead of receiving printed materials by mail, please indicate
     ADMISSION TICKET            your consent when you vote by Internet.

                                                            OR
    THE CHASE MANHATTAN                                     --
       CORPORATION
     Special Meeting          2. Call TOLL-FREE IN THE U.S., CANADA OR PUERTO RICO 1-800-840-1208
     of Stockholders             on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
    December __, 2000
       11:00 AM at                                          OR
                                                            --
 The Chase Manhattan Bank
One Chase Manhattan Plaza     3. Mark, sign and date your proxy card and return it promptly in the
   New York, New York            enclosed envelope. If you would like to view future stockholder communications on-line, please let us know by checking the con-
                                 sent box when you mark your proxy card.

                                                        PLEASE VOTE
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                              |                                                                   |
                              |         If you wish to view the Joint Proxy Statement -           |
                              |         Prospectus on-line, go to http://www.chase.com/           |
                              |                                                                   |
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
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                                                        FOR   AGAINST   ABSTAIN     WILL ATTEND MEETING (please check box
Approval and adoption of the Agreement and Plan of      / /     / /       / /           if you plan to attend)                   / /
Merger dated as of September 12, 2000 relating to the
merger of J.P. Morgan & Co. Incorporated with and into
The Chase Manhattan Corporation.
                                                                                    CONSENT TO ELECTRONIC DELIVERY               / /
                                                                                    By checking the box to the right, I consent
                                                                                    to future access of the Annual Report, Proxy
                                                                                    Statements, prospectuses, and other stock-
                                                                                    holder communications on-line. I understand
                                                                                    that unless I request otherwise or revoke my
                                                                                    consent, Chase will not distribute printed
                                                                                    material to me. Chase will tell me when any
                                                                                    communications are on-line and how to access
                                                                                    them. I understand that costs associated with
                                                                                    the use of the Internet will be my responsi-
                                                                                    bility. To revoke my consent, I can contact
                                                                                    Chase's transfer agent, ChaseMellon Share-
                                                                                    holder Services at 1-800-758-4651.
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IF YOU VOTE BY INTERNET OR TELEPHONE AS INSTRUCTED BELOW, THERE IS NO NEED TO
MAIL BACK YOUR PROXY.

Signature(s)______________________________________________ Date _______________
NOTE: Please sign your name as it appears above. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such.

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|                IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE,                 |
|                    PLEASE FOLLOW THE INSTRUCTIONS BELOW.                     |
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     HAVE YOUR PROXY CARD IN HAND.
     TO VOTE BY INTERNET: Go to http://www.eproxy.com/CMBSP/
     TO VOTE BY PHONE:
     - On a touch tone telephone call Toll-Free 1-800-840-1208 -- 24 hours a day -- 7 days a week.
     - Enter your eleven-digit personal identification number which is indicated in the box located in the lower right corner of this instruction form.
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       | To vote as the Board of Directors recommends, Press 1.             |
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       WHEN ASKED, PLEASE CONFIRM BY PRESSING 1. TO VOTE AGAINST, PRESS 9; TO
        ABSTAIN, PRESS 0. (PLEASE NOTE THAT AN ABSTENTION HAS THE EFFECT OF A
                           VOTE  AGAINST THE PROPOSAL.)

     YOUR VOTE WILL BE REPEATED AND YOU WILL HAVE AN OPPORTUNITY TO CONFIRM IT.

     - You will be asked if you plan to attend the meeting. When prompted, please respond.
       IF YOU VOTE BY INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING